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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March , 2012, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of United States Lime & Minerals, Inc. on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statements of United States Lime & Minerals, Inc. on Forms S-8 (File No. 333-90876, effective June 20, 2002; and File No. 333-161410, effective August 18, 2009).

/s/ GRANT THORNTON LLP

Dallas, Texas
March 1, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM